EXHIBIT 1.1

                                                                 EXECUTION COPY

                          COSTCO WHOLESALE CORPORATION
                                   ("Company")


                                 Debt Securities


                                 TERMS AGREEMENT



                                                                 March 20, 2002


To:  The Representatives of the Underwriters identified herein




Ladies and Gentlemen:

     The undersigned agrees to sell to the several Underwriters named in Schedule A hereto for their respective accounts, on and subject to the terms and conditions of the Underwriting Agreement attached hereto as Exhibit A ("Underwriting Agreement"), the following securities ("Offered Securities") on the following terms:

     Title: 5 1/2% Notes due 2007.

     Principal Amount: $300,000,000.

     Interest: 5 1/2% per annum, from March 25, 2002, payable semiannually on March 15 and September 15 of each year, commencing September 15, 2002, to holders of record on the preceding March 1 and September 1, respectively.

     Maturity: March 15, 2007

     Optional Redemption: The Notes are to be redeemable at the option of the Company at any time and from time to time by paying the redemption price as set forth in the indenture.

     Sinking Fund: None.

     Listing: None.

     Purchase Price: 99.196% of principal amount, plus accrued interest, if any, from March 25 2002.

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     Expected  Reoffering  Price:  99.796% of  principal  amount,  plus  accrued interest, if any, from March 25, 2002, subject to change by the Representatives.

     Closing: 10:00 A.M. (New York City Time) on March 25, 2002, at Sidley Austin Brown & Wood, LLP, 875 Third Avenue, New York, New York 10022, in Federal (same day) funds.

     Settlement and Trading: Book-Entry Only via The Depository Trust Company.

     Names of the Representatives: Banc of America Securities LLC and Credit Suisse First Boston Corporation.

     The respective principal amounts of the Offered Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

     The provisions of the Underwriting Agreement are incorporated herein by reference.

     The Offered Securities will be made available for checking and packaging at the office of Credit Suisse First Boston Corporation at least 24 hours prior to the Closing Date.

     For  purposes  of  Section  6  of  the  Underwriting  Agreement,  the  only information furnished to the Company by any Underwriter for use in the Prospectus consists of (i) the seventh paragraph and the concession and reallowance figures appearing in the third paragraph under the caption "Underwriting" in the prospectus supplement, and (ii) the information in the ninth paragraph furnished on behalf of First Union Securities, Inc. under the caption "Underwriting" in the prospectus supplement.











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         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                                 Very truly yours,

                                          COSTCO WHOLESALE CORPORATION

                                                   By:
                                                        Name:
                                                        Title:

The  foregoing  Terms  Agreement
is hereby confirmed and accepted as
of the date first above written

BANC OF AMERICA SECURITIES LLC

CREDIT SUISSE FIRST BOSTON CORPORATION

     Acting on behalf of themselves and as the Representatives of the several Underwriters.


By:  BANC OF AMERICA SECURITIES LLC



By: ________________________________
      Title:









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                                   SCHEDULE A




                                                                    Principal
                          Underwriter                                Amount

Banc of America Securities LLC...............................      $105,000,000
Credit Suisse First Boston Corporation.......................      $105,000,000
ABN AMRO Incorporated........................................      $ 12,000,000
Banc One Capital Markets, Inc...............................       $ 12,000,000
First Union Securities, Inc.................................       $ 12,000,000
Fleet Securities, Inc.......................................       $ 12,000,000
Tokyo-Mitsubishi International plc..........................       $ 12,000,000
U.S. Bancorp Piper Jaffray Inc..............................       $ 12,000,000
Wells Fargo Brokerage Services, LLC.........................       $ 12,000,000
M. R. Beal & Company........................................       $  6,000,000
                                                                   ------------
         Total..............................................       $300,000,000
                                                                   ============












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EXHIBIT A
                          COSTCO WHOLESALE CORPORATION

                                 Debt Securities


                             UNDERWRITING AGREEMENT


     1. Introductory. COSTCO WHOLESALE CORPORATION, a Washington corporation ("Company"), proposes to issue and sell from time to time certain of its unsecured debt securities registered under the registration statement referred to in Section 2(a) ("Registered Securities"). The Registered Securities will be issued under a first supplemental indenture, dated as of March 20, 2002, ("First Supplemental Indenture") to an indenture between the Company and U.S. Bank, as Trustee, (collectively with the First Supplemental Indenture, "Indenture") in one or more series, which series may vary as to interest rates or formulas, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Registered Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a terms agreement referred to in Section 3 ("Terms Agreement") for resale in accordance with terms of offering determined at the time of sale.

     The Registered Securities involved in any such offering are hereinafter referred to as the "Offered Securities". The firm or firms which agree to purchase the Offered Securities are hereinafter referred to as the "Underwriters" of such securities, and the representative or representatives of the Underwriters, if any, specified in the Terms Agreement are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

     2. Representations and Warranties of the Company. The Company, as of the date of the Terms Agreement, represents and warrants to, and agrees with, each Underwriter that:

     (a) Two registration statements (Nos. 333-01127 and 333-72122), including a combined prospectus pursuant to Rule 429(b) under the Securities Act of 1933, as amended ("Act"), relating to the Registered Securities have been filed with the Securities and Exchange Commission ("Commission") and each has become effective. Such registration statements, including all material incorporated by reference therein, as amended prior to the time the applicable Terms Agreement is executed and delivered, are hereinafter referred to as collectively as the "Registration Statement", and the final prospectus, dated March 20, 2002, included in the Registration Statement, as supplemented as contemplated by Section 3 to reflect the terms of the Offered Securities and the terms of offering thereof, including all material incorporated by reference therein, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

     (b) On the initial effective date of the registration statement relating to the Registered Securities and on each date on which any post-effective amendment thereto became effective, such registration statement and any amendment thereto conformed in all respects to the requirements of the Act, the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the date of the Terms Agreement and on the Closing Date (as defined in Section 3), the Registration Statement and the Prospectus and any amendment or supplement thereto will conform in all respects to the requirements of the Act, the Trust Indenture Act and the Rules and Regulations. The material incorporated into the Registration Statement and the Prospectus by reference conformed, when filed with the Commission, in all respects to the requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Rules and Regulations. On the date of the Terms Agreement and on the Closing Date, none of the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, will include any

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          untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements statements in or omissions from any of the foregoing documents based upon written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

     (c) The Company has been duly incorporated and is an existing corporation under the laws of the State of Washington, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus. The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except for such failure to qualify which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole ("Material Adverse Effect")

     (d) Each subsidiary of the Company has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus. Each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification except for such failure to qualify which would not individually or in the aggregate have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free from liens, encumbrances and defects. The Company does not have any subsidiary other than Costco Wholesale Canada Ltd., Costco Wholesale Membership, Inc. and Price Costco Canada Holdings Inc. that, individually or in the aggregate, is a "significant subsidiary" within the meaning of Regulation S-X under the Act.

     (e) The Indenture has been duly authorized and has been duly qualified under the Trust Indenture Act. The Offered Securities have been duly authorized. When the Offered Securities are delivered and paid for pursuant to the Terms Agreement on the Closing Date, the Indenture will have been duly executed and delivered, such Offered Securities will have been duly executed, authenticated, issued and delivered and the Indenture and such Offered Securities will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles and will conform to the descriptions thereof contained in the Prospectus.

     (f) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court, domestic or foreign, is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws.

     (g) The execution, delivery and performance of the Indenture and the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in any breach or violation of any of the terms and provisions of any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary of the Company pursuant to any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except for such breach, violation or default which would not individually or in the aggregate have a Material Adverse Effect, nor will such action result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or

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          any subsidiary of the Company or any of their  respective  properties, or the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell
          the  Offered   Securities  as  contemplated  by  the  Terms  Agreement
          (including the provisions of this Agreement).

     (h) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

     (i) Except as disclosed in the Prospectus, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them. Except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

     (j) The Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     (k) No labor dispute with the employees of the Company, Costco Wholesale Canada Ltd., Costco Wholesale Membership, Inc. or Price Costco Canada Holdings Inc. exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

     (l) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

     (m) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect. The Company is not aware of any pending investigation which might lead to such a claim.

     (n) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under the Indenture or the Terms Agreement (including the provisions of this Agreement) or which are otherwise material in the context of the sale of the Offered Securities. No such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

     (o) The financial statements (including the notes and supporting schedules) included or incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles

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          in the United  States  applied on a consistent  basis.  Any  schedules included in the Registration Statement and Prospectus present fairly the information required to be stated therein. If pro forma financial statements are included in the Registration Statement and Prospectus: the assumptions used in preparing the pro forma financial statements included in the Registration Statement and Prospectus provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments to the corresponding historical financial statement amounts.

     (p) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole and, except as otherwise disclosed in the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

     (q) The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

     (r) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended ("Investment Company Act").

     3. Purchase and Offering of Offered Securities. The obligation of the Underwriters to purchase the Offered Securities will be evidenced by the Terms Agreement at the time the Company determines to sell the Offered Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the name of any Representative, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Offered Securities not already specified in the Indenture, including, but not limited to, interest rate or formula, maturity, any redemption provisions and any sinking fund requirements. The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Underwriter first named in the Terms Agreement ("Lead Underwriter") and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Offered Securities. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The obligations of Underwriters to purchase the Offered Securities will be several and not joint. It is understood that the Underwriters propose to offer the Offered Securities for sale as set forth in the Prospectus.

     If the Terms Agreement specifies "Book-Entry Only" settlement or otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Offered Securities in the form of one or more permanent global securities in definitive form ("Global Securities") deposited with the Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Offered Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated by the Company at a bank acceptable to the Lead Underwriter, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Offered Securities.

     4. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to counsel for the Underwriters, one signed copy of the registration statement relating to the Registered

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          Securities,  including all exhibits,  in the form it became effective, and of all amendments thereto, and that, in connection with each offering of Offered Securities:

     (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and if consented to by the Lead Underwriter, which consent shall not be unreasonably withheld, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement.

     (b) The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement. The Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

     (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

     (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Registered Securities, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Act.

     (e) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement and the Prospectus, and all amendments and supplements to any of such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

     (f)  The  Company  will  arrange  for  the  qualification  of  the  Offered
          Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution, provided that the Company and its subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

     (g) The Company will pay all expenses incident to the performance of its obligations under the Terms Agreement (including the provisions of this Agreement), for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Registered Securities for sale and any determination of their eligibility for investment under the laws of such jurisdictions as the Lead Underwriter may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Offered Securities, for any travel expenses of the Company's officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of Registered Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses, any preliminary prospectus supplements or any other amendments or supplements to the Prospectus to the Underwriters.

     (h) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter for a period beginning at the time of execution of the Terms Agreement and ending at the later of the Closing Date or the date specified under "Blackout" in the Terms Agreement.

     5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Securities will be subject to the accuracy of the representations and warranties on the part of the Company contained herein or in the Terms Agreement, to the accuracy of the statements of Company officers made pursuant to the provisions hereof or thereof, to the performance by the Company of its obligations contained herein or therein and to the following additional conditions precedent:

     (a) On or prior to the date of the Terms Agreement, the Representatives shall have received a letter, dated the date of delivery thereof, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

     (i) their opinion the financial statements and any schedules and any summary of earnings examined by them and included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations;

     (ii) they have performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on any unaudited financial statements included in the Prospectus;

     (iii)on the basis of the review referred to in clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

     (A) the unaudited financial statements, if any, and any summary of earnings included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act, the Exchange Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements and summary of earnings for them to be in conformity with generally accepted accounting principles applied on a basis substantially consistent with the audited financial statements included in the Prospectus;

     (B) if any unaudited "capsule" information is contained in the Prospectus, the unaudited consolidated net sales, net operating income, net income and net income per share amounts or other amounts constituting such "capsule" information and described in such letter do not agree with the corresponding amounts set forth in the unaudited consolidated financial statements or were not determined on a basis substantially consistent with that of the corresponding amounts in the audited statements of income;

     (C) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of the such letter, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets as compared with amounts shown on the latest balance sheet included in the Prospectus; or

     (D) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants, there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales, net operating income, consolidated income before extraordinary items or net income or in the ratio of earnings to fixed charges;

          except in all cases set forth in clauses (C) and (D) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

     (iv) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Prospectus (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

     (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

     (c) Subsequent to the execution of the Terms Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters (including any Representatives), is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters (including any Representatives), be likely to prejudice materially the success of the proposed issue, sale or disposition of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ National Market, or any setting of minimum prices for trading on any such exchange or market, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal or New York authorities; (vi) any major disruption of settlements of securities or clearance services in the United States or (vii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters (including any Representatives), the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

     (d) The Representatives shall have received an opinion, dated the Closing Date, of Heller Ehrman White & McAuliffe LLP, counsel for the Company, to the effect that:

     (i) The Company has been duly incorporated and is an existing corporation under the laws of the State of Washington, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

     (ii) Costco Wholesale Membership, Inc. has been duly incorporated and is a validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and all of the issued and outstanding capital stock of Costco Wholesale Membership, Inc. has been duly authorized and validly issued and is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries;

     (iii)The Indenture has been duly authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Offered Securities have been duly authorized, and issued by the Company, and assuming due authentication thereof by the trustee under the Indenture and upon payment and delivery in accordance with this Agreement, will be duly and validly issued and outstanding; the Indenture and the Offered Securities constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, whether such enforceability is considered in a proceeding in equity or at law; and the Indenture and the Offered Securities conform to the descriptions thereof contained in the Prospectus in all material respects;

     (iv) The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act;

     (v) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

     (vi) The execution, delivery and performance of the Indenture and the Terms Agreement (including the provisions of this Agreement) and the issuance and sale of the Offered Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under,
          (i) any statute, any rule or regulation of any governmental agency or body or, to such counsel's knowledge, any order or judgment of any court having jurisdiction over the Company or any of its properties,
          (ii) pursuant to any agreement listed as an exhibit to the Company's reports filed by the company pursuant to the Exchange Act, or (iii) the charter or by-laws of the Company and the Company has full corporate power and authority to authorize, issue and sell the Offered Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

     (vii)The Registration Statement has become effective under the Act, the Prospectus was properly filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, each complied as to form in all material respects with the requirements of the Act, the Trust Indenture and, with respect to material incorporated by reference therein, the Exchange Act and, in each case, the Rules and Regulations; such counsel have no reason to believe that such registration statement, as of its effective date, the Registration Statement, as of the date of the Terms Agreement or as of the Closing Date, or any amendment thereto, as of its date or as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Terms Agreement or as of the Closing Date, or any amendment or supplement thereto, as of its date or as of the Closing Date, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel do not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the
          Registration Statement or the Prospectus or any amendment or supplement thereto and the portion of the Registration Statement constituting Form T-1 of the Trustee; and

     (viii) The Terms Agreement (including the provisions of this Agreement) has been duly authorized, executed and delivered by the Company.

     (e) The Representatives shall have received an opinion, dated the Closing Date, of Lapointe Rosenstein, a general partnership, special counsel for the Company, to the effect that:

     (i) Costco Wholesale Canada Ltd. has been duly incorporated and is a validly existing corporation in good standing under the laws of Canada, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and all of the issued and outstanding capital stock of Costco Wholesale Canada Ltd. has been duly authorized and validly issued and is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries; and

     (ii) Price Costco Canada Holdings Inc. has been duly incorporated and is a validly existing corporation in good standing under the laws of Canada, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and all of the issued and outstanding capital stock of Price Costco Canada Holdings Inc. has been duly authorized and validly issued and is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries.

     (f) The Representatives shall have received from Sidley Austin Brown & Wood LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities, the Registration Statement and the Prospectus and any amendment or supplement thereto and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Sidley Austin Brown & Wood LLP may rely as to the incorporation of the Company and all other matters governed by Washington law upon the opinion of Heller Ehrman White & McAuliffe LLP referred to above.

     (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all  agreements  and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the Prospectus.

     (h) The Representatives shall have received a letter, dated the Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to the Closing Date for the purposes of this subsection.

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters under this Agreement and the Terms Agreement.

     6. Indemnification and Contribution. The Company will indemnify and hold harmless each Underwriter, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

     (a) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in the Terms Agreement.

     (b) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to local counsel, if applicable) at any one time for all such indemnified party or parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or behalf of an indemnified party.

     (c) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection
          (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

     (d) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

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

     7. Default of Underwriters. If any Underwriter or Underwriters default in its obligation or their obligations, as the case may be, to purchase Offered Securities under the Terms Agreement and the aggregate principal amount of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of Offered Securities, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing
Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under the Terms Agreement (including the provisions of this Agreement), to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of Offered Securities and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, the Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to the Terms Agreement (including the provisions of this Agreement) will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of the Terms Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv), (v), (vi) or (vii) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

     9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their address furnished to the Company in writing for the purpose of communications hereunder or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 999 Lake Drive, Issaquah, Washington 98027, Attention: General Counsel.

     10. Successors. The Terms Agreement (including the provisions of this Agreement) will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in the Terms Agreement and their respective successors and the officers and directors and controlling persons referred to in
Section 6, and no other person will have any right or obligation hereunder.

     11. Representation of Underwriters. Any Representatives will act for the several Underwriters in connection with the financing described in the Terms Agreement, and any action under such Terms Agreement (including the provisions of this Agreement) taken by the Representatives jointly or by the Lead Underwriter will be binding upon all the Underwriters.

     12. Counterparts. The Terms Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     13. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to the Terms Agreement (including the provisions of this Agreement) or the transactions contemplated thereby.

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